CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.95

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 8, 2023, between Venture Global LNG, Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of October 24, 2023, pursuant to which the Issuer issued $2,500,000,000 aggregate principal amount of the Issuer’s 9.500% Senior Secured Notes due 2029 (the “Initial 2029 Notes”) and $1,500,000,000 aggregate principal amount of the Issuer’s 9.875% Senior Secured Notes due 2032 (the “Initial 2032 Notes” and, together with the Initial 2029 Notes, the “Initial Notes”);

WHEREAS, Section 2.01(e) of the Indenture permits and provides for the issuance of Additional Notes in accordance with and subject to compliance with the provisions of the Indenture, and such Additional Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as the Initial Notes (except for any differences in the issue price, the issue date and the interest accrued, if any);

WHEREAS, the Issuer desires and has requested that the Trustee join it in the execution and delivery of this Supplemental Indenture in connection with the issuance by the Issuer, pursuant to Section 2.01(e) of the Indenture, of an additional $500,000,000 aggregate principal amount of 9.500% Senior Secured Notes due 2029 (the “New 2029 Notes”) and $500,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2032 (the “New 2032 Notes” and, together with the New 2029 Notes, the “New Notes”);

WHEREAS, Section 9.01(k) of the Indenture provides that the Issuers may from time to time amend the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the Indenture;

WHEREAS, the Issuer has provided to the Trustee an Opinion of Counsel and an Officer’s Certificate required by Sections 2.02, 7.02(b), 9.05 and 13.02 of the Indenture;

WHEREAS, all conditions and requirements necessary to issue the New Notes and to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.01(k) and Section 9.05 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. THE ADDITIONAL NOTES. Pursuant to Section 2.01(e) of the Indenture, the Issuer shall issue the New Notes, which are Additional Notes and shall (i) be consolidated with and form a single class with the Initial Notes, and (ii) have the same terms as the Initial Notes (except for any differences in the issue price, the issue date and the interest accrued, if any), as follows:

(a)

General. The New 2029 Notes and the New 2032 Notes shall be evidenced by one or more Global Notes substantially in the form of the Notes attached as Exhibit A-1 and Exhibit A-2, respectively, to the Indenture. For all purposes under the Indenture, the term “Notes” shall include the New Notes.

(b)

Authentication and Delivery of Additional Notes. On the date hereof, $500,000,000 aggregate principal amount of New 2029 Notes and $500,000,000 aggregate principal amount of New 2032 Notes shall be delivered to the Trustee for authentication and delivery. Such New Notes are being issued in accordance with Section 2.02 of the Indenture.

(c)

Issue Date; First Interest Payment. The New Notes shall be issued on November 8, 2023, and shall accrue interest from and including October 24, 2023. The first interest payment date in respect of the New Notes shall be August 1, 2024.

(d)	CUSIP and ISIN. The CUSIP and ISIN numbers for the New Notes shall be as follows:

(i)	New 2029 Notes Rule 144A Global Note: 92332YAC5 and US92332YAC57, respectively;

(ii)	New 2029 Notes Regulation S Temporary Global Note: U9220NAE1 and USU9220NAE14, respectively;

(iii)	New 2032 Notes Rule 144A Global Note: 92332YAD3 and US92332YAD31, respectively; and

(iv)	New 2032 Notes Regulation S Temporary Global Note: U9220NAF8 and USU9220NAF88; respectively.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(e)

Regulation S Temporary Global Notes and Regulation S Permanent Global Notes. Pursuant to Section 2.01(c) of the Indenture, following the termination of the applicable Restricted Period, the Regulation S Temporary Global Note Legend shall be deemed removed from the Regulation S Temporary Global Note for the New 2029 Notes and the Regulation S Temporary Global Note for the New 2032 Notes, following which temporary beneficial interests in the Regulation S Temporary Global Note for the New 2029 Notes and the Regulation S Temporary Global Note for the New 2032 Notes shall automatically become beneficial interests in the Regulation S Permanent Global Note for the 2029 Notes and the Regulation S Permanent Global Note for the 2032 Notes, respectively, pursuant to the Applicable Procedures. The Issuer may take such further actions as may be reasonably necessary or appropriate (as determined by the Issuer) to cause the beneficial interests in the form of the Regulation S Temporary Global Note for the New 2029 Notes and the Regulation S Temporary Global Note for the New 2032 Notes to be exchanged for beneficial interests in the Regulation S Permanent Global Note for the Initial 2029 Notes and the Regulation S Permanent Global Note for the Initial 2032 Notes, respectively, pursuant to the Applicable Procedures. The aggregate principal amount of any applicable Regulation S Temporary Global Notes and any applicable Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and/or the Paying Agent and the Depositary or their respective nominees, as the case may be, in connection with the foregoing.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5. EXECUTION; COUNTERPART ORIGINALS. The parties may manually or electronically sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. Delivery of an executed Supplemental Indenture by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

6. EFFECT OF THIS SUPPLEMENTAL INDENTURE. The provisions of this Supplemental Indenture are intended to supplement the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together. Except as expressly supplemented by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided and all of the rights, powers, protections and indemnities of each of the Trustee and the Collateral Agent under the Indenture shall apply to this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control. This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE AND THE COLLATERAL AGENT. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. Additionally, neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, neither the Trustee nor the Collateral Agent, by executing this Supplemental Indenture in accordance with the terms of the Indenture, agrees to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and each of the Trustee and the Collateral Agent reserves all rights and remedies under the Indenture.

9. PROVISIONS BINDING ON SUCCESSORS. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by each of the parties hereto shall bind its successors and assigns whether so expressed or not.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SIGNATURES

Dated as of November 8, 2023

VENTURE GLOBAL LNG, INC.

By:	/s/ Jonathan W. Thayer

Name:	Jonathan W. Thayer
Title:	Chief Financial Officer

[Signature page to Supplemental Indenture]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ Terrence T. Rawlins

Name:	Terrence T. Rawlins
Title:	Vice President

[Signature page to SupplementaI Indenture]